UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 30, 2020
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the 2020 proxy statement of Planet Fitness, Inc. (the “Company”), David Berg did not stand for re-election to the board of directors of the Company (the "Board"). Mr. Berg resigned from the Board, effective as of the close of the 2020 Annual Meeting of Stockholders of the Company, held on April 30, 2020 (the “Annual Meeting”). Mr. Berg has served on the Board since September 2015, approximately one month after the Company’s initial public offering. During that time, he has also served as a member of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees, including serving as the Chair of the Compensation Committee from May 2017 until his retirement. Mr. Berg’s retirement is not due to a disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies or practices. The Company is grateful for Mr. Berg’s leadership and service on the Board.

On May 1, 2020, in light of Mr. Berg’s retirement, the Board decreased its size from seven to six members to eliminate the vacancy.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on April 30, 2020. A total of 73,081,830 shares were present or represented by proxy at the meeting, representing approximately 84.56% of all shares entitled to vote at the Annual Meeting. The stockholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1.	Election of Directors
Proposal one was the election of two nominees to serve as directors of the Company, each for a term of three years. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen Spinelli, Jr.	42,688,564	27,182,440	3,210,826
Enshalla Anderson	68,627,136	1,243,868	3,210,826
Pursuant to the foregoing votes, the two nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2.	Ratification of the Company’s Independent Registered Public Accounting Firm
Proposal two was the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Vote
71,282,893	1,774,262	24,675	0
Pursuant to the foregoing vote, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 was approved.

3.	Advisory Vote on Named Executive Officer Compensation
Proposal three was the approval, on an advisory basis, of the Company’s named executive officer compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Vote
67,980,765	1,724,211	166,028	3,210,826

Pursuant to the foregoing vote, the stockholders adopted a non-binding resolution indicating their approval of the Company’s named executive officer compensation.

Item 8.01	Other Matters

On April 30, 2020, the Board approved the following updates to its committee assignments:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Fran Rathke (Chair)	Stephen Spinelli, Jr. (Chair)	Cammie Dunaway (Chair)
Stephen Spinelli, Jr.	Fran Rathke	Stephen Spinelli, Jr.
Enshalla Anderson	Cammie Dunaway	Enshalla Anderson

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: May 6, 2020